Exhibit 10.1
Boxed, Inc.
Non-Employee Director Compensation Policy
(as amended through September 15, 2022)
Non-employee members of the board of directors (the “Board”) of Boxed, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who (a) is “independent,” as defined in the New York Stock Exchange Listed Company Manual and (b) is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. The terms and conditions of this Policy shall be effective as of the date first written above (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company (or any predecessor thereto) and any of its Non-Employee Directors and between any subsidiary of the Company (or any predecessor thereto) and any of its non-employee directors.
1.Cash Compensation.
(a)Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $62,500 for service on the Board.
(b)Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)Chairperson. A Non-Employee Director serving as Chairperson of the Board shall receive an additional annual retainer of $25,000 for such service.
(ii)Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson thereof) shall receive an additional annual retainer of $10,000 for such service.
(iii)Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson thereof) shall receive an additional annual retainer of $7,500 for such service.
(iv)Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson thereof) shall receive an additional annual retainer of $5,000 for such service.

(c)Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
(d)Election to Receive Equity Grants in Lieu of Cash Retainers. Each Non-Employee Director may elect to receive the annual retainers described in Sections 1(a) and 1(b) in the form of fully vested restricted stock units granted under and subject to the terms and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”). If a Non-Employee Director elects to receive his or her annual retainer in the form of restricted stock units pursuant to the preceding sentence (each such payment in the form of restricted stock units, a “Retainer Award” and such election, a “Retainer Award Election”), the Retainer Award will be granted automatically on the final calendar day of the fiscal quarter (or, on the Non-Employee Director’s final day of Board service, if earlier) with respect to which a cash retainer would otherwise be payable. Any such Retainer Award Election (i) shall be made pursuant to a form of election reasonably satisfactory to the Corporate Secretary, (ii) must be submitted during an open trading window and at a time when the Non-Employee Director is not otherwise restricted from trading shares pursuant to the Company’s insider trading policies then in effect and (iii) will be effective beginning with the first fiscal quarter of the calendar year following the calendar year in which such Retainer Award Election is made; provided that for the fiscal quarter in which the Effective Date occurs, the Retainer Award Election, if properly submitted, shall be effective beginning with respect to such fiscal quarter so long as it is received by the Corporate Secretary prior to the applicable grant date of the Retainer Award or such earlier time as prescribed by the Corporate Secretary. Any Retainer Award Election properly submitted will remain in effect until revoked in writing by the Non-Employee Director during an open trading window and at a time when the Non-Employee Director is not otherwise restricted from trading shares pursuant to the Company’s insider trading policies then in effect; provided, however, that such revocation of a Retainer Award Election shall not become effective until the first fiscal quarter of the calendar year following the calendar year in which the revocation is submitted. The number of restricted stock units granted pursuant to a Retainer Award shall be that number of shares having an aggregate fair value of the amount of the cash retainer otherwise payable on the grant date (as determined in accordance with FASB Accounting Codification Topic 718 (“ASC 718”), rounded down to the nearest whole share, subject to adjustment as provided in the Equity Plan. In the event no Retainer Award Election is made by a Non-Employee Director, such Non-Employee Director’s retainer pursuant to this Section 1 shall be paid solely in cash.
2.Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Equity Plan and shall be granted subject to the execution and delivery of award agreements in substantially the forms previously approved by the Board.

(a)Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units (unless otherwise determined by the Board), that has an aggregate fair value on the date of grant of $62,500 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(a) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Start Date Award on the date of such Annual Meeting as well.
(b)Start Date Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units that has an aggregate fair value on such Non-Employee Director’s Start Date equal to the product of (i) $62,500 (as determined in accordance with ASC 718) and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as “Start Date Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Start Date Award.
(c)Termination of Employment of Employee Directors. Members of the Board (i) who are employees of the Company or any parent or subsidiary of the Company and (ii) who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive a Start Date Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.
(d)Vesting of Awards Granted to Non-Employee Directors. Each Annual Award and Start Date Award shall vest on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Annual Award or Start Date Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Annual Awards and Start Date Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
* * * * *